As filed with the Securities and Exchange Commission on February 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALARIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-5087339
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2450 Holcombe Blvd.

Suite J-608

Houston, TX 77021

(346) 772-0346

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Arthur

President and Chief Executive Officer

2450 Holcombe Blvd.

Suite J-608

Houston, TX 77021

(346) 772-0346

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Strong Davina K. Kaile Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4564	Michael F. Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-235879

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Units consisting of:
(i) Common Stock, par value $0.0001 per share(3)
(ii) Warrants to purchase Common Stock(3)
Class B Units consisting of:
(i) Series A Preferred Stock, par value $0.0001 per share(3)
(ii) Common Stock issuable on conversion of Series A Preferred Stock(3)
(iii) Warrants to purchase Common Stock(3)
Common Stock issuable upon exercise of warrants(3)
Total	$3,680,000	$478.00(4)

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Also includes the offering price of additional units that the underwriter has the option to purchase. Represents only the additional number of securities being registered, including the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the registration statement on Form S-1 (File No. 333-235879).

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of all securities being registered.
(3)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	The Registrant previously paid a filing fee of $2,390 in connection with previous filings of its registration statement on Form S-1 (File No. 333-235879).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. This Registration Statement is being filed solely to register up to an aggregate of $3,680,000 in (i) additional Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “common stock”), one warrant to purchase one share of common stock, (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), one warrant to purchase one share of common stock, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series  A Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants included in the additional Class A Units and Class B Units. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (Registration No. 333-235879), which was declared effective by the Securities and Exchange Commission on February 6, 2020 (the “Prior Registration Statement”).

The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Weaver and Tidwell, L.L.P.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1†	Power of attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-235879), filed by Salarius Pharmaceuticals, Inc. on January 10, 2020).

†	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 6, 2020.

Salarius Pharmaceuticals, Inc.

By:	/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ David J. Arthur	President, Chief Executive Officer, and Director	February 6, 2020
David J. Arthur	(Principal Executive Officer)

/s/ Mark J. Rosenblum	Executive Vice President, Finance and	February 6, 2020
Mark J. Rosenblum	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Chairman and Director	February 6, 2020
Jonathan P. Northrup

*	Director	February 6, 2020
Tess Burleson

*	Director	February 6, 2020
Arnold Hanish

*	Director	February 6, 2020
Paul Lammers

*	Director	February 6, 2020
Bruce J. McCreedy

*	Director	February 6, 2020
William K. McVicar

*By:	/s/ David J. Arthur
David J. Arthur
Attorney-in-fact